UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2025

Maison Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41720	84-2498787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 N Garfield Ave, Monterey Park, California 91754
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (626) 737-5888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed, on April 8, 2024, AZLL LLC (“AZLL”), an Arizona limited liability company and wholly-owned subsidiary of Maison Solutions Inc. (the “Company”), acquired 100% of the outstanding equity interests (the “Acquisition”) in Lee Lee Oriental Supermart, Inc. d/b/a Lee Lee Oriental Supermarket, Lee Lee International Supermarkets or Lee Lee from Meng Truong and Paulina Truong (together, the “Sellers” or “Holders”) pursuant to that certain Stock Purchase Agreement dated April 4, 2024 (the “Stock Purchase Agreement”). Subsequently, Lee Lee Oriental Supermart, Inc. converted into Lee Lee Oriental Supermart, LLC, an Arizona limited liability company (“Lee Lee”).

Pursuant to the Stock Purchase Agreement, AZLL and Lee Lee entered into a Senior Secured Note Agreement dated April 8, 2024, as amended by the First Amendment to Senior Secured Note Agreement dated October 21, 2024 and the Second Amendment to Senior Secured Note Agreement dated October 21, 2024 (as amended, the “Note”), pursuant to which Lee Lee issued the Holders a secured promissory note for an aggregate initial principal amount of $15,188,032.25, subject to certain adjustments as set forth therein, in favor of Holders, as owner and holder of the Note.

Additionally, pursuant to the Stock Purchase Agreement and the Note, AZLL and Lee Lee executed that certain Security Agreement dated April 8, 2024, as amended by the First Amendment to Security Agreement dated October 21, 2024 (as amended, the “Security Agreement”).

In connection with the execution of the Note and pursuant to the Stock Purchase Agreement, John Jun Xu and Grace Xu (the “Xus”) executed a Guarantee of Note by John Jun Xu and Grace Xu dated April 8, 2024, as amended by the First Amendment to Guaranty of Note by John Jun Xu and Grace Xu dated October 21, 2024 (as amended, the “Xu Guaranty”). Additionally, AZLL executed a Guarantee of Note by AZLL LLC dated April 8, 2024, as amended by the First Amendment to Guarantee of Note by AZLL LLC dated October 21, 2024 (as amended, the “AZLL Guaranty” and together with the Xu Guaranty, the “Guarantees”).

Item 1.01. Entry into a Material Definitive Agreement.

On March 12, 2025, the Company entered into a note modification agreement dated March 12, 2025 (the “Modification Agreement”) with AZLL, Lee Lee, Holders and the Xus (together with the Company, the “Parties”) to modify certain terms of the Note, Security Agreement and Guarantees (collectively, the “Loan Documents”).

Pursuant to the Modification Agreement, the Parties agreed to revise the payment schedule of the Note and extend the maturity date of the Note to May 11, 2026 (the “Extended Maturity Date”). The Modification Agreement also provides for an additional extension fee interest to accrue on the outstanding principal balance of the Note as of January 15, 2025 at an annual rate of eight percent (8%), which shall become payable and immediately due on the earliest of (i) the Extended Maturity Date or (ii) immediately upon the occurrence of any “Event of Default” under any of the Loan Documents or the Modification Agreement, as such term is defined under the applicable Loan Document. Furthermore, the Modification Agreement includes additional “Events of Default” and remedies under the Loan Documents, and additional covenants of the Company, among other things. Upon execution of the Modification Agreement, the Company paid the Holders a $35,000 documentation fee pursuant to the terms of the Modification Agreement.

The foregoing summary of the Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Modification Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Note Modification Agreement, dated March 12, 2025, by and between Meng Truong and Paulina Truong, Lee Lee Oriental Supermart, LLC, AZLL LLC, and John Jun Xu and Grace Xu.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2025	MAISON SOLUTIONS INC.

	By:	/s/ John Xu
John Xu
Chief Executive Officer, Chairman and President

2